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                                                                    EXHIBIT 99.1

                    CERTIFICATION BY CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Numerex Corp. (the "Company") on Form 10-K as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stratton J. Nicolaides, as Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

         (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and periods covered by the Report.

         This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.



March 31, 2003                               /s/ Stratton J. Nicolaides
                                             --------------------------
                                             Stratton J. Nicolaides
                                             Chief Executive Officer


         A signed original of this written statement required by Section 906 has been provided to Numerex Corp. and will be retained by Numerex Corp. land furnished to the Securities Exchange Commission or its staff upon request.



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